EX-99.906CERT

CERTIFICATION

John Swhear, Acting Chief Executive Officer, and William Murphy, Treasurer and Chief Financial Officer, of Dreman Contrarian Funds (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2009 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Acting Chief Executive Officer	Treasurer and Chief Financial Officer
Dreman Contrarian Funds	Dreman Contrarian Funds

/s/ John Swhear	/s/ William Murphy
John Swhear	William Murphy

Date: 01/05/2010	Date: 01/05/2010

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Dreman Contrarian Funds and will be retained by Dreman Contrarian Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.